AMENDMENT NO. 3

PARTICIPATION AGREEMENT

The Participation Agreement (“Agreement”), dated November 20, 1997, by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware statutory trust, American General Life Insurance Company (successor to American General Life Insurance Company of Delaware), a Delaware life insurance company, and SunAmerica Capital Services, Inc. (successor to American General Equity Services Corporation) is hereby amended as follows:

WHEREAS, the parties desire to amend and replace Section 9. Notices of the Agreement;

WHEREAS, the parties desire to amend and replace Schedule A of the Agreement.

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereby agree to amend the Agreement as follows:

1.	Section 9 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 9. Notices

Notices and communications required or permitted by Section 9 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other person, addresses or facsimile numbers as the Party receiving such notices or communication may subsequently direct in writing:

American General Life Insurance Company

2919 Allen Parkway, L4-01

Houston, Texas 77019

Facsimile: (713) 831-1266

Attention: General Counsel

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

11 Greenway Plaza, Suite 1000

Houston, Texas 77046

Facsimile: (713) 993-9185

Attention: Veronica Castillo, Esq.”

2.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

SEPARATE ACCOUNTS UTILIZING THE FUNDS

ALL SEPARATE ACCOUNTS, REGISTERED AND UNREGISTERED, UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

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Executed as of this 18th day of December, 2013.

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
ATTEST:
By:	/s/ Veronica Castillo	By:	/s/ John M. Zerr
Name:	Veronica Castillo	Name:	John M. Zerr
Title:	Assistant Secretary	Title:	Senior Vice President
AMERICAN GENERAL LIFE INSURANCE COMPANY (successor to American General Life Insurance Company of Delaware)
ATTEST:
By:	/s/ Jim A. Coppedge	By:	/s/ John Gatesman
Name:	Jim A. Coppedge	Name:	John Gatesman
Title:	Assistant Secretary	Title:	Authorized Signatory
SUNAMERICA CAPITAL SERVICES, INC. (successor to American General Equity Services Corporation)
ATTEST:
By:	/s/ Virginia N. Puzon	By:	/s/ John Gatesman
Name:	Virginia N. Puzon	Name:	John Gatesman
Title:	Assistant Secretary	Title:	Distribution Officer, Variable Universal Life